RESTATED CERTIFICATE OF INCORPORATION
                   _____________________________________


     We, the subscribers, certify that we do hereby associate ourselves as a body politic and corporate under the statute laws of the State of Connecticut; and we further certify:

     FIRST.  That the name of the Corporation is MACDERMID, INCORPORATED.

     SECOND. That said Corporation is to be located in the Town of Waterbury, in the State of Connecticut.

     THIRD. That the nature of the business to be transacted, and the purposes to be promoted or carried out, by said Corporation, are as follows:

     To purchase, lease, or otherwise acquire real estate, improved or unimproved, without limit as to amount, in any state or territory of the United States or foreign country.

     To acquire by purchase or otherwise, property, real or personal, and the good will, right, and assets of all kinds under such terms and conditions as may be deemed advisable, of any person, firm, or corporation, engaged in any kind of business which is authorized to be done by corporations under the general laws of the State of Connecticut, and to pay for the same in cash, stock, common or preferred, bonds, or other securities of the corporation.

     To authorize for, purchase, or otherwise acquire, and hold with the same rights of ownership as may be permitted to natural persons, the shares, bonds and obligations of any corporation organized under the laws of any state, territory of the United States or of any foreign country.

     To manufacture, buy, sell, export, import, and generally deal in all kinds of chemicals, and to carry on the business of chemist, druggist, and manufacturers of, and dealers in medicinal, chemical, and other preparations, articles, compounds, pigments, drugs and druggists sundries, chemicals, surgical and scientific apparatus and processes.

     To analyze and refine when necessary all kinds of chemicals, medicines, and preparations. to apply for, obtain, register, purchase, or otherwise acquire, use, operate, sell, assign, or otherwise dispose of any and all trade marks, secret processes, trade names, distinctive marks, and all inventions, improvements, and processes used in connection with or secured under letters patent, domestic or foreign, and other governmental grants or concessions, and to use and employ the same in connection with the purchases hereinbefore set forth.






     To carry on the business of manufacturers and dealers in all kinds of cleaning compounds and preparations, and compounds and preparations for coloring, cleaning or treating all kinds of articles made of all kinds of materials.

     To engage in the business of selling goods, wares, and merchandise as commission merchants, and as general selling agents; particularly to set as agents or brokers for the selling upon commission or otherwise of all such articles as are hereby authorized to be dealt in other respects as contained in this certificate of incorporation.

     To manufacture, buy, sell, export, import, and generally deal in machinery of all kinds, classes, and descriptions. To purchase, lease, or otherwise acquire lands and buildings for the erection and establishment, or manufactories, and workshops with suitable plants, engines, and machinery, and to generally engage in the manufacturing of all kinds of articles made of metal, wood, leather, cloth or any other material.

     To manufacture, buy, sell, import, export, and generally deal in paints and painters' supplies of all kinds.

     To manufacture, buy, sell, export, import, and generally deal in patent medicines, formulas, and preparations of every kind, class, and description.

     To manufacture, buy, sell, import, export, and generally deal in soaps for toilet and domestic use. Also to purchase all materials suitable or necessary for or to manufacture all materials suitable or necessary for the proper manufacture of soaps and other cleaning preparations.

     To manufacture, buy, sell, import, export, and generally deal in chemical or other products or processes for the removal of varnish and kindred products.

     FOURTH. That the authorized capital stock of this Corporation shall consist of Twenty-Two Million (22,000,000) shares, divided into Twenty Million (20,000,000) shares of common stock, without par value, and Two Million (2,000,000) shares of preferred stock, without par value. No shareholder shall be entitled as of right to purchase such shares issued by the Corporation or any securities convertible into such shares.

     The terms, limitations and relative rights and preferences of the preferred shares shall be fixed by resolution or resolutions adopted by the Board of Directors at the time of the issuance and sale of any such preferred shares or series thereof authorized pursuant hereto. The shares of preferred stock may be divided into and from time to time issued in series. The Board of Directors may determine variations in the terms, limitations and relative rights and preferences of each such series to the extent permitted by then applicable law.












     FIFTH. That the amount of capital stock with which this Corporation shall commence business is Four Thousand Five Hundred Dollars ($4,500.00).

     SIXTH.  That the duration of said Corporation is unlimited.

     SEVENTH.

     I.     For purposes of this Article Seventh:

     (a) The term "Subsidiary" shall mean any entity in which this corporation beneficially owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock.

     (b) The term "Significant Stockholder" shall mean any corporation, person or other entity ("person") owning beneficially, directly or indirectly, shares of capital stock of this corporation entitled to cast fifteen percent (15%) or more of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of this corporation, considered for the purposes of this Article Seventh as one class. For the purposes of this Article Seventh, a person shall be deemed to be the beneficial owner of any shares of capital stock of this corporation which are beneficially owned, directly or indirectly, by any other person (i) with which he or his "affiliate" or "associate" (as hereinafter defined) has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of this corporation or (ii) which is his "affiliate" or "associate". For the purposes of this Article Seventh, a person is an "affiliate" of, or is affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; and the term "associate" used to indicate a relationship with any person means (1) any corporation or organization (other than this corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of this corporation or any of its parents or Subsidiaries.

     (c) The term "voting security" shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration, into such a security or carrying any warrant or right to subscribe or to purchase such a security.

     (d) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that a Significant Stockholder involved in a proposed Business Transaction with a Significant Stockholder becomes a Significant Stockholder.









     (e) The term "Business Transaction with a Significant Stockholder" shall mean:

          (i) any merger or consolidation of this corporation or of any Subsidiary with or into a Significant Stockholder;

          (ii) any sale, lease, exchange or other disposition by this corporation or any Subsidiary of assets constituting all or substantially all of the assets of this corporation and its Subsidiaries taken as a whole to or with a Significant Stockholder, in a single transaction or a series of related transactions;

          (iii) any dissolution of this corporation or any distribution by this corporation in complete or partial liquidation, in a single transaction or a series of related transactions, at a time when this corporation shall have a Significant Stockholder;

          (iv) any issuance or transfer by this corporation or by any Subsidiary of any voting securities of this corporation (except for voting securities issued pursuant to a (1) stock option, stock purchase, stock bonus or other plan for natural persons who are officers or employees of this corporation or its Subsidiaries, or (2) conversion of convertible securities acquired by a Significant Stockholder before the corporation, person or other entity became a Significant Stockholder) to a Significant Stockholder in exchange for cash, assets or securities or a combination thereof;

     (v) any loan, advance, guarantee, pledge or other financial assistance or tax credit or other benefits provided by this corporation or any Subsidiary to a Significant Stockholder or benefitting, directly or indirectly, a Significant Stockholder (except proportionately as a stockholder) (loans or advances extended to natural persons who are officers or employees of this corporation or any Subsidiary not being deemed included in this section (v); or

     (vi) any sale or lease, in a single transaction or a series of related transactions, by a Significant Stockholder to this corporation or any Subsidiary of any assets (except for aggregate consideration of less than one million dollars ($1,000,000.00).

     II. A Business Transaction with a Significant Stockholder shall require the affirmative approval of at least eighty percent (80%) of the number of votes at the time entitled to be cast by stockholders of this corporation generally in the election of directors including at least sixty-six and two-thirds percent (66-2/3%) of the number of votes at the time so entitled to be cast by stockholders of this corporation other than by a Significant Stockholder with whom the Business Transaction with a Significant Stockholder is proposed to be effected. The voting requirements set forth in the immediately preceding sentence shall not apply to any transaction with a Significant Stockholder described in this Article Seventh if such Business Transaction with a Significant Stockholder is approved by a majority of the Board of Directors, but only if a majority of the members of the Board of






Directors acting on such matter shall be Continuing Directors. Such voting requirements shall apply if there are no Continuing Directors. The determination of whether a corporation, person or other entity is a Significant Stockholder shall be made as of the date of the Business Transaction with a Significant Stockholder, as of each date of such Business Transaction in the event of any series of such related Business Transactions or, as to a Business Transaction with a Significant Stockholder with respect to which a vote of the stockholders of this corporation would otherwise be required, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon; and any corporation, person or other entity shall be deemed a Significant Stockholder if on any such date or at any time twelve (12) months prior thereto, he shall have owned the requisite number of shares of capital stock of this corporation otherwise necessary to constitute him a Significant Stockholder.

     This corporation shall not vote its stock in any Subsidiary in favor of any Business Transaction with a Significant Stockholder without first having obtained the affirmative approvals referred to in this Article Seventh.

     Notwithstanding any provision of this Article Seventh to the contrary, unless the Board of Directors includes Continuing Directors and a majority of the Board of Directors including a majority of the Continuing Directors determines otherwise, in the event of any dissolution of this corporation or any distribution by this corporation in complete or partial liquidation, in a single transaction or a series of related transactions, at a time when this corporation shall have a Significant Stockholder, all assets of the corporation then paid over or so distributed to stockholders of this corporation shall be paid over or distributed in kind pro rata.

     III. If a vote of the shareholders of this corporation is required to approve: (a) a Business Transaction with a Significant Stockholder which has been approved by a majority of the Board of Directors, but only if a majority of the members of the Board acting on such matter shall be Continuing Directors; (b) a merger or consolidation of this corporation with or into a person other than a Significant Shareholder; or (c) a sale, lease, exchange or other disposition by this corporation or any Subsidiary of assets constituting all or substantially all of the assets of this corporation and its Subsidiaries taken as a whole to or with a person other than a Significant Stockholder, in a single transaction or a series of related transactions; then, the vote that shall be required shall be the affirmative approval of at least a majority of the number of votes entitled to be cast by stockholders of this corporation generally in the election of directors.

     IV. The affirmative vote or consent of the holders of not less than eighty percent (80%) of the outstanding voting securities shall be required to amend, alter, change or repeal, or to adopt any provisions inconsistent with, this Article and such affirmative vote must include two-thirds of the outstanding voting securities not beneficially owned by a Significant Stockholder; provided, however, that this paragraph shall not apply to, and such eighty percent (80%) vote (and such further two-thirds vote) shall not be required for, any amendment, alteration, change, repeal or adoption of any inconsistent provision declared advisable by the Board of Directors by the affirmative vote of two-thirds of the Board of Directors and submitted to stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be Continuing Directors.



     This restated Certificate of Incorporation merely restates but does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between such provisions and the provisions of this restated Certificate of Incorporation.

     Date at Waterbury, Connecticut, this 20th day of November, 1984


                              /s/ Arthur J. LoVetere
                              President


                              /s/ Russell Burge
                              Secretary


     Subscribed and sworn to by ARTHUR J. LoVETERE and RUSSELL BURGE who made solemn oath to the truth of the same, before me.

                              /s/ Shirley A. Hansen
                              Notary Public

CERTIFICATE OF MERGER
OF
MACDERMID OHIO, INC.
WITH
MACDERMID, INCORPORATED


To the Secretary of State
State of Connecticut

     Pursuant to the provisions of the Stock Corporation Act of the State of Connecticut governing the merger of one or more foreign subsidiary corporations with a domestic parent corporation, it is hereby certified that:

     1. The names of the merging corporations are MacDermid Ohio, Inc., which is a business corporation organized under the laws of the State of Delaware, which is to be the terminating corporation, and which is sometimes hereinafter referred to as the "subsidiary corporation," and MacDermid, Incorporated, which is a business corporation organized under the laws of the State of Connecticut, which is to be the surviving corporation, and which is sometimes hereinafter referred to as the "parent corporation".

     2. The subsidiary corporation has only one class of outstanding shares, all of which are owned by the parent corporation.

     3. The Certificate of Incorporation of the parent corporation contains no provisions for merging the subsidiary corporation with the parent corporation in a manner otherwise than that prescribed by the provisions of
Section 33-370 of the Stock Corporation Act of the State of Connecticut.









     4. The Plan of Merger does not effect any change in the Certificate of Incorporation of the parent corporation.

     5. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger for merging the subsidiary corporation with the parent corporation as approved by resolution of the Board of Directors of each of said merging corporations.

     6. A merger of a kind permitted by the provisions of Section 33-370 of the Stock Corporation Act of the State of Connecticut is permitted by the laws of the jurisdiction of organization of the subsidiary corporation; and the merger of the subsidiary corporation with the parent corporation is in compliance with the said laws.

     7. The Plan of Merger provides that the merger shall be effective in the State of Connecticut on March 31, 1989.

Dated at Waterbury, Connecticut, on March 31, 1989.

MACDERMID OHIO, INC.


     The undersigned officers of MacDermid Ohio, Inc. do hereby state under the penalties of false statement that the statements pertaining to MacDermid Ohio, Inc. contained in the foregoing Certificate of Merger are true.


                              /s/ Arthur J. LoVetere
                              President


                              /s/ Michael A. Pfaff
                              Secretary


Dated at Waterbury, CT, on March 31, 1989


MACDERMID, INCORPORATED


     The undersigned officers of MacDermid, Incorporated do hereby state under the penalties of false statement that the statements pertaining to MacDermid, Incorporated contained in the foregoing Certificate of Merger are true.


                              /s/ Arthur J. LoVetere
                              President


                              /s/
                              Secretary

EXHIBIT A


     PLAN OF MERGER approved on March 31, 1989 by McDermid Ohio, Inc. ("Ohio"), a business corporation organized under the laws of the State of Delaware, and by resolution adopted by its Board of Directors on said date, and approved by MacDermid, Incorporated ("MacDermid"), a business corporation organized under the laws of the State of Connecticut, and by resolution adopted by its Board of Directors on said date.

     1. Ohio shall be merged with and into MacDermid pursuant to the provisions of the Delaware General Corporation Law and pursuant to the provisions of the Stock Corporation Act of the State of Connecticut. MacDermid, which owns all the outstanding shares of Ohio, shall be the surviving corporation pursuant to the provisions of the Stock Corporation Act of the State of Connecticut and is sometimes hereinafter referred to as the "surviving parent corporation." The separate existence of Ohio, which is sometimes hereinafter referred to as the "terminating subsidiary corporation," shall cease upon the effective date of the merger in accordance with the provisions of the Delaware General Corporation Law.

     2. The Certificate of Incorporation of MacDermid in effect on the effective date of the merger in the State of Connecticut shall be the Certificate of Incorporation of said surviving parent corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Stock Corporation Act of the State of Connecticut.

     3. The by-laws of MacDermid in effect on the effective date of the merger in the State of Connecticut shall be the by-laws of said surviving parent corporation and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Stock Corporation Act of the State of Connecticut.

     4. The directors and officers in office of MacDermid on the effective date of the merger in the State of Connecticut shall continue to be the members of the Board of Directors and the offers of the surviving parent corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving parent corporation.

     5. The issued shares of Ohio shall not be converted or exchanged in any manner, but each said share shall be surrendered and extinguished. The issued shares of MacDermid shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving parent corporation.

     6. In the event that the merger of the terminating subsidiary corporation with the surviving parent corporation shall have been fully authorized in accordance with the provisions of the Stock Corporation Act of the State of Connecticut, the terminating subsidiary corporation and the surviving parent corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware and of the State of Connecticut, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.





     7. The Board of Directors and the proper officers of the terminating subsidiary corporation and of the surviving parent corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.


     8. The effective date of the merger herein provided for shall, insofar as the provisions of the Stock Corporation Act of the State of Connecticut shall govern the same, shall be March 31, 1989.


     9. Notwithstanding the approval herein of the Plan of Merger upon behalf of the terminating subsidiary corporation and of the surviving parent corporation, the merger may be abandoned at any time prior to the effective date of the merger in the event that they so agree in writing.


CERTIFICATE OF AMENDMENT
STOCK CORPORATION
Office of the Secretary of the State
30 Trinity Street, P.O. Box 150470/Hartford, CT 06115-0470/new/1-97

Space for:  FILING #0001793641 PG 01 OF 04 VOL B-00166
FILED 01/21/1998 02:34 PM PAGE  03073
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE



1.     NAME OF CORPORATION:

MacDermid, Incorporated
2.     THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

     x     A.  AMENDED.

           B.  AMENDED AND RESTATED.

           C.  RESTATED.
3.     TEXT OF EACH AMENDMENT/RESTATEMENT:

See Attachment "A"















(Please reference an 8 1/2 x 11 attachment if additional space is needed)



Certificate of Amendment
of
MACDERMID, INCORPORATED

Attachment A


1. That the Restated Certificate of Incorporation of the Company be amended by striking out the number "20,000,000" in Section Fourth and replacing such number with "75,000,000."

2. That the Restated Certificate of Incorporation be amended to provide for the addition of the following provision:

"Any action required by law to be taken at an annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in no event shall such minimum number of votes constitute less than a majority of such shares."

CERTIFICATE OF MERGER
MERGING
MACDERMID IMAGING TECHNOLOGY, INC.
WITH AND INTO
MACDERMID, INCORPORATED

(Pursuant to Sections 33-818 of the
Connecticut business Corporation Act)

     The undersigned corporation does hereby certify as follows:

     1. The Plan of Merger by and between MacDermid Imaging Technology, Inc. ("Imaging Technology"), and MacDermid, Incorporated ("MacDermid"), which corporations are hereinafter sometimes referred to jointly as the "Constituent Corporation," is as follows:















ARTICLE 1

RECITALS

     Section 1.1. Organization of the Parties. Imaging Technology is a Corporation duly organized and existing under the laws of the State of Delaware. MacDermid is a corporation duly organized and existing under the laws of the State of Connecticut.


     Section 1.2 Imaging Technology's Capital Stock. Imaging Technology has authorized capital stock consisting of 150,000 shares of common stock, $.01 par value, of which 100 shares are now issued and outstanding, and 150,000 shares of preferred stock, no par value, of which no shares are now issued and outstanding. All issued and outstanding shares of capital stock of Imaging Technology are owned by MacDermid.

     Section 1.3. MacDermid's Capital Stock. MacDermid has authorized capital stock consisting of 20,000,000 shares of common stock, no par value, of which 8,365,302 share are now issued and outstanding and 2,000,000 shares of preferred stock, no par value, of which no shares are now issued and outstanding.

     Section 1.4. Desire to Merge. Imaging Technology and MacDermid desire to effect a statutory subsidiary-parent merger of Imaging Technology with and into MacDermid in the manner herein set forth, and the Boards of Directors of the Imaging Technology and MacDermid have duly adopted, by written consent, resolutions approving this Plan of Merger (the "Plan").


     In consideration of the premises, and the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto that Imaging Technology shall be merged with and into MacDermid in accordance with the applicable provisions of the Connecticut Business Corporation Act, as amended (the "CBCA") and the Delaware General Corporation Law, as amended (the "DGCL"), and upon the following terms and conditions:


ARTICLE 2

PARTIES TO MERGER

     Section 2.1. The Merging Corporation. The name of the corporation which shall merge with and into MacDermid is MacDermid Imaging Technology, Inc.

     Section 2.2. The Surviving Corporation. The name of the corporation with and into which Imaging Technology shall merge is MacDermid, Incorporated.

ARTICLE 3

TERMS AND CONDITIONS OF MERGER
AND MODE OF CARRYING IT INTO EFFECT




     Section 3.1. General. Upon the Effective Date of the Merger (as hereinafter defined): (a) Imaging Technology shall merge with and into MacDermid; (b) MacDermid shall continue as the corporation that survives the merger (the "Surviving Corporation"); (c) the shares of capital stock of MacDermid outstanding upon the Effective Date of the Merger shall be and remain outstanding shares of the capital stock of the Surviving Corporation in accordance with their terms; and (d) the separate corporate existence of Imaging Technology shall cease.

     Section 3.2. Effective Date of the Merger. The "Effective Date of the Merger" with respect to the merger contemplated by this Agreement shall be as of December 31, 1997.

     Section 3.3. Private Property of Shareholders. The private property of the shareholders of Imaging Technology and of MacDermid shall not be subject to the payment of the corporate debts of either corporation to any extent whatsoever.


ARTICLE 4

MANNER AND BASIS OF CONVERTING SHARES OF
CAPITAL STOCK OF THE MERGING CORPORATION
INTO SHARES OF THE SURVIVING CORPORATION

     Upon the Effective Date of the Merger, all issued and outstanding shares of capital stock of Imaging Technology shall automatically and by operation of law be cancelled and all certificates evidencing ownership of such shares shall be void and of no effect, and all issued and outstanding shares of capital stock of MacDermid shall remain issued and outstanding and shall constitute all of the issued and outstanding shares of the Surviving Corporation.




ARTICLE 5

ARTICLES OF INCORPORATION AND BY-LAWS
OF THE SURVIVING CORPORATION


     Upon the Effective Date of the Merger, the Certificate of Incorporation of MacDermid shall be the Certificate of Incorporation of the Surviving Corporation. Also upon the Effective Date of the Merger, the By-laws of MacDermid shall be the by-laws of the Surviving Corporation.












ARTICLE 6

DIRECTORS AND OFFICERS

     The directors and officers of MacDermid in office on the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation, each to hold office until a successor shall have been elected and shall have been qualified or until the earlier of resignation or removal.


ARTICLE 7

CORPORATE APPROVALS AND TERMINATION

     Section 7.1. Corporate Approvals. Pursuant to Section 33-818 of the CBCA and Section 253 of the DGCL, this Plan and related matters shall not be submitted to the shareholders of MacDermid or Imaging Technology to vote or consent with respect thereto.

     Section 7.2. Termination. At any time prior to the Effective Date of the Merger, this Plan may be terminated and abandoned by MacDermid by appropriate resolution of its Board of Directors. In the event of such termination and abandonment, this Plan shall become void and neither Imaging Technology nor MacDermid or their respective shareholders, directors or officers may be held liable in respect to such termination or abandonment.

ARTICLE 8

MISCELLANEOUS

     Section 8.1. Further Assurances. If at any time MacDermid shall consider or be advised that any further assignment, assurance or other action is necessary or desirable to vest in MacDermid the title to any property or right of Imaging Technology or otherwise to carry out the purposes of this Plan, the proper officers and directors of Imaging Technology shall execute and make all such proper assignments or assurances and take such other actions. The proper officers and directors of MacDermid are hereby authorized in the name of Imaging Technology, or otherwise, to take any and all such action.

     2. Pursuant to Section 33-818 of the Connecticut Business Corporation Act and Section 253 of the Delaware General Corporation Law, shareholder approval of the merger was not required.

     3.     This Certificate of Merger shall become effective as of December
31, 1997.












     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 22 day of December, 1997.


                              MACDERMID, INCORPORATED


                              By: /s/ John L. Cordani
                                   Name: John L. Cordani
                                   Title: Secretary